Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2018 Results

SAN DIEGO, CA – August 10, 2018 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended June 30, 2018, the sixth full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

Second Quarter 2018 Highlights

Financial Results

•	The Company generated total revenues of approximately $3.3 million in the quarter.
•	The Company recorded net income attributable to common stockholders of approximately $1.2 million for the quarter, or $0.17 per diluted share, and adjusted funds from operations ("AFFO") of approximately $2.1 million, or $0.31 per diluted share.
•	The Company paid its fifth consecutive quarterly dividend of $0.25 per share on July 16, 2018 to stockholders of record as of June 29, 2018.

Acquisitions

•	In April 2018, the Company acquired an 89,000 square foot medical-use cannabis cultivation and processing facility in a sale-leaseback transaction with a subsidiary of Vireo Health, Inc. ("Vireo") in Pennsylvania for an aggregate consideration of $8.6 million (excluding transaction costs), which includes an approximately $2.8 million tenant improvement allowance for additional improvements at the property.
•	In May 2018, the Company acquired a property in Massachusetts and entered into a long-term lease and development agreement with a subsidiary of PharmaCann LLC ("PharmaCann") for the development of an approximately 26,000 square foot industrial facility and an approximately 32,000 square foot greenhouse facility, with the Company's total investment in the acquisition and development of the property expected to be $18.5 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in July 2018, the Company acquired a 55,000 square foot cannabis cultivation and processing facility in a sale-leaseback transaction with Holistic Industries, Inc. ("Holistic") in Massachusetts for $12.75 million (excluding transaction costs).
•	Subsequent to the end of the quarter, in August 2018, the Company acquired a property in Michigan and entered into a long-term lease with Green Peak Industries, LLC ("GPI") for an industrial facility that is expected to comprise approximately 56,000 square feet upon completion of development, with the Company's total investment in the acquisition and development of the property expected to be $13 million (excluding transaction costs).

Portfolio Update and Acquisition Activity

Portfolio Update

As of August 10, 2018, the Company owned nine properties located in Arizona, Maryland, Massachusetts, Michigan, Minnesota, New York and Pennsylvania, totaling approximately 875,000 rentable square feet (including approximately 114,000 rentable square feet under development), which were 100% leased with a weighted-average remaining lease term of approximately 15 years. As of August 10, 2018, the Company had invested approximately $99.8 million in the aggregate (excluding transaction costs) and had committed an additional approximately $26.3 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at the Company's properties. The Company's average current yield on invested capital is approximately 15.7% for these nine properties, calculated as (a) the sum of the current base rents, supplemental rent (with respect to the lease with PharmaCann LLC at one of the Company's New York properties) and property management fees (after the expiration of applicable base rent abatement and deferral periods for the PharmaCann Massachusetts and GPI Michigan properties, respectively), divided by (b) the Company's aggregate investment in these properties (excluding transaction costs and including aggregate potential development funding and tenant reimbursements of approximately $26.3 million).

Acquisition Activity

On April 6, 2018, the Company acquired a property in Pennsylvania for approximately $5.8 million (excluding transaction costs) in a sale-leaseback transaction, comprising approximately 89,000 square feet of industrial space. Upon the closing, the Company entered into a triple-net lease for the entire property with a subsidiary of Vireo for continued operation as a medical-use cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to approximately $2.8 million as reimbursement for future tenant improvements at the property, of which approximately $201,000 was funded as of June 30, 2018. The initial annual base rent for the property is approximately $1.3 million, or 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial term of the lease is 15 years, with two options to extend the term for two additional five-year periods.

On May 31, 2018, the Company acquired a property in Massachusetts and entered into a long-term lease and development agreement with a PharmaCann subsidiary for an approximately 26,000 square foot industrial facility and an approximately 32,000 square foot greenhouse facility on the property. The purchase price for the property was $3 million (excluding transaction costs). The PharmaCann subsidiary is expected to construct the two buildings at the property, for which the Company has agreed to provide reimbursement of up to $15.5 million (the “Construction Funding”), of which approximately $2.4 million was funded as of June 30, 2018. Assuming full reimbursement for the construction, the Company's total investment in the property will be $18.5 million. Concurrent with the closing, the Company entered into a long-term, triple-net lease agreement with the PharmaCann subsidiary, which intends to operate the property upon completion of development as a cannabis cultivation and processing facility in compliance with applicable state and local law. The PharmaCann subsidiary is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property. The initial base rent for the property is approximately $2.7 million, or 14.5% of the sum of the purchase price of the property and the Construction Funding, subject to an initial six month base rent abatement and annual increases at a rate of 3.25%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial term of the lease is 15.25 years, with two options to extend the term for two additional five-year periods.

Subsequent to the end of the quarter, on July 12, 2018, the Company acquired a property in Massachusetts for $12.75 million (excluding transaction costs) in a sale-leaseback transaction, and entered into a triple-net lease for the entire property with Holistic for continued operation as a cannabis cultivation and processing facility comprising approximately 55,000 square feet of industrial space. Holistic is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property. The initial annual base rent for the property is approximately $1.9 million, or 15% of the purchase price for the property, subject to annual increases at a rate of 3.25%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 20 years, with three options to extend the term of the lease for three additional five-year periods.

Also subsequent to the end of the quarter, on August 2, 2018, the Company acquired a property in Michigan under development and expected to comprise approximately 56,000 square feet of industrial space upon completion. The initial purchase price for the property was approximately $5.5 million, and the seller is responsible for completing certain development milestones, for which the seller is expected to be reimbursed approximately $5.3 million (the "Additional Purchase Price"). GPI, the tenant at the property, is also expected to complete tenant improvements for the building, for which the Company has agreed to provide reimbursement of up to $2.2 million (the "TI Allowance"). Assuming full payment for each step of the development, the Company’s total investment in the property will be $13 million. Concurrent with the closing of the purchase, the Company entered into a long-term, triple-net lease agreement with GPI, which intends to use the facility for medical-use cannabis cultivation and processing upon completion of development. GPI is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property. The lease provides for an initial annualized aggregate base rent of approximately $2.0 million, or 15% of the sum of the initial purchase price, Additional Purchase Price and TI Allowance, subject to three months of rent deferral at the beginning of the term that is amortized over the remaining initial term. The aggregate base rent is subject to 3.5% annual increases during the term of the lease, and GPI is also responsible for paying the Company a property management fee equal to 1.5% of the then-existing aggregate base rent. The initial term of the lease is 15 years, with two options to extend the term for two additional five-year periods.

Financial Results

The Company generated total revenues of approximately $3.3 million and $6.1 million for the three and six months ended June 30, 2018, respectively, and total revenues of approximately $1.3 million and $2.6 million for the three and six months ended June 30, 2017. The increases in both periods were due to the Company's acquisition of new properties and the annual escalation of base rent for two of the Company's leases. Base rent under the lease with the PharmaCann subsidiary for one of the Massachusetts properties is abated until November 30, 2018, and base rent under the lease with GPI at the Michigan property is deferred until November 2, 2018.

For the three months ended June 30, 2018, the Company recorded net income and net income per diluted share of $1.2 million and $0.17, respectively; funds from operations ("FFO") and FFO per diluted share of $1.7 million and $0.26, respectively; and AFFO and AFFO per diluted share of $2.1 million and $0.31, respectively. For the three months ended June 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($422,000) and ($0.13), respectively; FFO and FFO per basic share of ($247,000) and ($0.07), respectively; and AFFO and AFFO per diluted share of $471,000 and $0.13, respectively.

For the six months ended June 30, 2018, the Company recorded net income and net income per diluted share of $1.8 million and $0.27, respectively; FFO and FFO per diluted share of $2.8 million and $0.44, respectively; and AFFO and AFFO per diluted share of $3.5 million and $0.55, respectively. For the six months ended June 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($1.0) million and ($0.31), respectively; FFO and FFO per basic share of ($677,000) and ($0.20), respectively; and AFFO and AFFO per diluted share of $811,000 and $0.23, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Monday, August 13, 2018 to discuss the Company's financial results and operations for the second quarter ended June 30, 2018.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of the company's website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on the company's website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Monday, August 13, 2018 until 12:00 p.m. Pacific Time on Monday, August 20, 2018, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10122741.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company "expects," "intends," "plans," "estimates," "anticipates," "believes" or "should" or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	June 30, 2018	December 31, 2017
Real estate, at cost:
Land	$14,819	$11,514
Buildings and improvements	57,105	51,315
Tenant improvements	7,313	5,901
Construction in progress	4,366	—
Total real estate, at cost	83,603	68,730
Less accumulated depreciation	(1,954)	(942)
Net real estate held for investment	81,649	67,788
Cash and cash equivalents	21,185	11,758
Short-term investments, net	57,419	—
Other assets, net	1,446	482
Total assets	$161,699	$80,028
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$2,908	$1,082
Dividends payable	2,034	1,198
Offering cost liability	31	41
Rents received in advance and tenant security deposits	5,141	4,158
Total liabilities	10,114	6,479
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at June 30, 2018 and December 31, 2017	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 6,785,800 and 3,501,147 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	7	4
Additional paid-in capital	139,546	64,000
Accumulated deficit	(1,977)	(4,464)
Total stockholders' equity	151,585	73,549
Total liabilities and stockholders' equity	$161,699	$80,028

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental	$3,246	$1,289	$5,923	$2,579
Tenant reimbursements	68	—	155	—
Total revenues	3,314	1,289	6,078	2,579
Expenses:
Property expenses	68	—	155	—
General and administrative expense	1,474	1,466	2,951	3,221
Severance expense	—	113	—	113
Depreciation expense	536	175	1,012	336
Total expenses	2,078	1,754	4,118	3,670
Income / (loss) from operations	1,236	(465)	1,960	(1,091)
Interest and other income	306	43	527	78
Net income / (loss)	1,542	(422)	2,487	(1,013)
Preferred stock dividend	(338)	—	(676)	—
Net income / (loss) attributable to common stockholders	$1,204	$(422)	$1,811	$(1,013)
Net income / (loss) attributable to common stockholders per share:
Basic	$0.18	$(0.13)	$0.28	$(0.31)
Diluted	$0.17	$(0.13)	$0.27	$(0.31)
Weighted average shares outstanding:
Basic	6,635,651	3,364,948	6,261,708	3,357,515
Diluted	6,783,674	3,364,948	6,406,466	3,357,515
Dividends declared per common share	$0.25	$0.15	$0.50	$0.15

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

The table below is a reconciliation of net income / (loss) to FFO and AFFO for the three and six months ended June 30, 2018 and 2017.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net income / (loss) attributable to common stockholders	$1,204	$(422)	$1,811	$(1,013)
Real estate depreciation	536	175	1,012	336
FFO available to common stockholders	1,740	(247)	2,823	(677)
Stock-based compensation	363	605	693	1,375
Severance expense	—	113	—	113
AFFO available to common stockholders	$2,103	$471	$3,516	$811
FFO per share — basic	$0.26	$(0.07)	$0.45	$(0.20)
FFO per share — diluted	$0.26	$(0.07)	$0.44	$(0.20)
AFFO per share — basic	$0.32	$0.14	$0.56	$0.24
AFFO per share — diluted	$0.31	$0.13	$0.55	$0.23
Weighted average shares outstanding — basic	6,635,651	3,364,948	6,261,708	3,357,515
Weighted average shares outstanding — diluted	6,783,674	3,521,473	6,406,466	3,513,243

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (loss), computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. Management believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that adjusted funds from operations (“AFFO”) and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. The Company calculates AFFO by adding to FFO certain non-cash and infrequent or unpredictable expenses which may impact comparability, consisting of non-cash stock-based compensation expense and severance expense.

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332